Filed pursuant to Rule 424(b)(5)
Registration No. 333-222058

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement related to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated May 24, 2018

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 21, 2017)

Shares
Common Stock

We are offering shares of our common stock, $0.01 par value per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is traded on the NYSE American under the symbol “BGSF.” On May 23, 2018, the last reported sale price of our common stock was $21.00 per share.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 and elsewhere in this prospectus supplement and the accompanying prospectus and in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to purchase our common stock.

	Per Share	Total
Public offering price	$—	$—
Underwriting discounts(1)	$—	$—
Proceeds, before expenses, to us	$—	$—

(1)	See “Underwriting (Conflict of Interest)” for additional information regarding underwriting compensation and expense reimbursement.

We have retained Roth Capital Partners, LLC and Taglich Brothers, Inc. to act as representatives of the several underwriters for this offering. We have agreed to pay the underwriters the compensation set forth herein under the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Taglich Brothers, Inc. has a conflict of interest in this offering since affiliates of Taglich Brothers, Inc. beneficially own approximately 12% of our outstanding shares of common stock and an employee of Taglich Brothers, Inc. is a member of our board of directors. Due to this conflict of interest, Roth Capital Partners, LLC is acting as a qualified independent underwriter in accordance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest)” on page S-19 of this prospectus supplement.

This offering is being underwritten on a firm commitment basis. We have granted the underwriters the option to purchase within 30 days from the date of this prospectus supplement up to an additional shares of our common stock at the per share purchase price set forth above solely to cover over-allotments, if any. If the underwriters exercise this option in full, the total underwriting discount will be , and our total proceeds, before expenses, will be .

The underwriters expect to deliver the shares of common stock to purchasers on or about May , 2018.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Roth Capital Partners                                 Taglich Brothers, Inc.

 The date of this prospectus supplement is May  , 2018.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

Industry and Market Data

In this prospectus supplement, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market, and other industry data and forecasts from public sources. While we believe that the statistical data, market data, and other industry data and forecasts are reliable, we have not independently verified its accuracy or completeness. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these sources.

Trademarks and Trade Names

We own or have rights to various copyrights, trademarks, service marks, trade names, and domain names used in our business, including, but not limited to, BG Staffing, BG Staffing Group, BG Personnel Services, Extrinsic, American Partners, InStaff, BG Temporary Staffing, BG Multifamily, BG Talent, Triance, Donovan & Watkins, D&W Talent, Vision Technology Services, Zycron, Smart Resources, Accountable Search, bgstaffing.com, bgstaffinggroup.com, bgpersonnel.com, bgstaffing.net, ltnstaffing.com, milwaukeetemps.com, milwaukeetempsinc.com, extrinsicllc.com, extrinsicgroup.com, extrinsicresources.com, jnastaffing.com, bgcompanies.net, bgpersonnel.net, bgmail.com, therightpeoplerightnow.com, rightpeoplerightnow.com, americanpartnersinc.com, instaff.com, donwat.com, vistechs.com, smartstaffing.com, accountablesearch.com, and executiveassistantsearch.com. This prospectus supplement may also contain trademarks, service marks, trade names and domain names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names, or domain names in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks, trade names, and domain names referred to in this prospectus supplement may appear without the ®, ™, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks, trade names, and domain names.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and also adds, updates, and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we prepare and distribute. We have not, and no underwriter has, authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, or any free writing prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 and do not contain all of the information included in the registration statement as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”). For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement forms a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, of which this prospectus supplement forms a part, you should refer to that agreement or document for its complete contents.

You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date. You should read this prospectus supplement, the accompanying prospectus, and any information incorporated by reference into this prospectus supplement, the accompanying prospectus, or any free writing prospectus before you make any investment decision.

We further note that the representations, warranties, and covenants made by us in any document that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Such representations and warranties should not be relied on as accurately representing the current state of our affairs.

Information contained on or accessible through our web site, www.bgstaffing.com, or on any web site maintained by the underwriters does not constitute part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted.

For Investors Outside the U.S.: Neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. You are required to inform yourselves about and to

S-iii

observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus.

As used in this prospectus supplement and the accompany prospectus, unless the context otherwise indicates, the references to “BG Staffing,” “the Company,” “we,” “our,” or “us” refer to BG Staffing, Inc. and its consolidated subsidiaries.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and in the accompany prospectus, before making an investment decision. Unless otherwise indicated or the context otherwise requires, the information in this prospectus supplement and the accompanying prospectus assumes that the underwriters do not exercise their over-allotment option.

Overview and History
BG Staffing is a leading national provider of temporary staffing services that operates, along with its wholly owned subsidiaries BG Staffing, LLC, B G Staff Services, Inc., BG Personnel, LP, and BG Finance and Accounting, Inc., within the U.S. in three industry segments: Multifamily, Professional, and Commercial. We provide temporary workers to a variety of customers that are seeking to match their workforce requirements to their business needs. Our customers operate across a diverse set of industries.
We employ a diverse operating model, both from a skill set and a geographic standpoint, which we believe mitigates downside revenue risk.
Our temporary staffing services consist of on-demand or short-term staffing assignments, contract staffing, and on-site management administration. Short-term staffing services assist employers in dealing with employee demands caused by such factors as seasonality, fluctuations in customer demand, vacations, illnesses, parental leave, and special projects without incurring the ongoing expense and administrative responsibilities associated with recruiting, hiring, and retaining permanent employees. As more and more companies focus on effectively managing variable costs and reducing fixed overhead, the use of short-term staffing services allows companies to utilize a contingent staffing approach for their personnel needs, thereby converting a portion of their fixed personnel costs to a variable expense.
Our contract staffing services place temporary employees with customers for time-periods of more than three months or for an indefinite time period. This type of arrangement often involves outsourcing an entire department in a large corporation or providing the workforce for a large project.
In an on-site management arrangement, we place an experienced manager on-site at a customer’s place of business. The manager is responsible for conducting all recruiting, employee screening, interviewing, drug testing, hiring, and employee placement for temporary workers at the customer’s facility for a long-term or indefinite period.
Management believes that the staffing industry and the employees performing these temporary staffing functions are, and will remain, an integral part of the labor market in local, regional, and national economies in which we operate.
BG Staffing, Inc. is the successor by conversion to LTN Staffing, LLC, a Delaware limited liability company that was formed on August 27, 2007. In 2011, we began doing business as BG Staffing. LTN Staffing, LLC converted into a Delaware corporation, BG Staffing, Inc., following the merger of LTN Acquisition, LLC (the former parent of LTN Staffing, LLC) with and into LTN Staffing, LLC. The conversion was completed on November 3, 2013.
We commenced operations on October 17, 2007, and since 2009 new leadership has led an on-going growth and diversification initiative. Since 2010, we have acquired and successfully integrated nine businesses:

•
In June 2010, we purchased the interests of BG Personnel Services, LP and BG Personnel, LP, and purchased the common stock of B G Staff Services, Inc. Shortly after the purchase, we relocated our corporate headquarters to Dallas, Texas.

•
In December 2010, we purchased substantially all of the assets and assumed certain liabilities of JNA Staffing Inc., which specialized in providing temporary staffing services within the state of Wisconsin. These operations were rolled into our existing operations in Milwaukee, Wisconsin.

•
In December 2011, we purchased substantially all of the assets and assumed certain liabilities of Extrinsic, LLC, which specialized in providing information technology staffing services to customers within the U.S. We continue to operate under the Extrinsic trade name.

•
In December 2012, we acquired substantially all of the assets and assumed certain liabilities of American Partners, Inc., which specialized in providing information technology staffing services to customers within the U.S. We continue to operate under the American Partners trade name.

•
In June 2013, we acquired substantially all of the assets and assumed certain liabilities of InStaff Holding Corporation and InStaff Personnel, LLC, a wholly owned subsidiary of InStaff Holding Corporation. This acquisition has allowed us to strengthen and expand our operations in our Commercial segment. We continue to operate under the InStaff trade name.

•
In March 2015, we acquired substantially all of the assets and assumed certain liabilities of D&W Talent, LLC, which specialized in providing temporary and full-time staffing services of accounting and finance personnel and secretarial and administrative personnel to customers in Texas and Louisiana. We continue to operate under the Donovan & Watkins trade name.

•
In October 2015, we acquired substantially all of the assets and assumed certain liabilities of Vision Technology Services, Inc., Vision Technology Services, LLC, and VTS-VM, LLC, which provided information technology (“IT”) temporary staffing talent and project management services. We continue to operate under the Vision Technology Services trade name.

•
In April 2017, we acquired substantially all of the assets and assumed certain liabilities of Zycron, Inc., which provided IT temporary staffing talent and project management services. We continue to operate under the Zycron trade name.

•
In September 2017, we acquired substantially all of the assets and assumed certain liabilities of Smart Resources Inc. and Accountable Search, LLC, which specialized in providing temporary and full-time staffing services of accounting and finance personnel and secretarial and administrative personnel to customers in the Chicago market. We continue to operate under the Accountable Search and Smart Resources trade names.

We operate through 65 branch offices and 15 on-site locations located across 26 states. We do not currently have any foreign operations.
Corporate Information

We are headquartered in Plano, Texas. Our executive office is located at 5850 Granite Parkway, Suite 730, Plano, Texas 75024, and our telephone number is (972) 692-2400. Our common stock is listed on the NYSE American and trades under the symbol “BGSF.” Our principal web site is www.bgstaffing.com. The information contained on our web site, or the information that made be accessed through our web site, is not incorporated by reference into, and does not form any part of, this prospectus supplement or the accompanying prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, are made available free of charge through the “Investors—SEC Filings” section of our web site as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC.

Selected Financial Data

The following tables set forth certain summary consolidated historical financial data. You should read the information set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated historical financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2018. The statement of operations data for the fiscal years ended December 31, 2017 and December 25, 2016 and the balance sheet data as of December 31, 2017 and December 25, 2016 set forth below are derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The information in the following table is only a summary and may not be indicative of the results of our future operations.

Statement of Operations Data:

	Fiscal Year Ended			Thirteen Weeks Ended
	December 31, 2017		December 25, 2016	April 1, 2018	March 26, 2017
	(dollars in thousands, except per share data)
Revenues	$272,600		$253,852	$66,855	$56,844
Gross profit	$68,402		$60,073	$17,310	$13,671
Selling, general and administrative expenses	$44,350		$37,804	$11,978	$9,606
Depreciation and amortization	$6,292		$6,733	$1,296	$1,371
Operating income	$17,760		$15,536	$4,036	$2,694
Loss on extinguishment of debt	$—		$404	$—	$—
Interest expense, net	$3,253		$3,962	$871	$559
Income before income taxes	$14,507		$11,170	$3,165	$2,135
Income tax expense	$8,659	(1)	$4,288	$699	$833
Net income	$5,848		$6,882	$2,466	$1,302
Net income per share – basic	$0.67		$0.85	$0.28	$0.15
Net income per share – diluted	$0.65		$0.82	$0.27	$0.15
Weighted average shares outstanding – basic	8,734		8,108	8,761	8,669
Weighted average shares outstanding – diluted	9,038		8,400	9,087	8,924
Other Financial Data:
Adjusted EBITDA(2)	$24,499		$22,583	$5,399	$4,143

Balance Sheet Data:

	As of		As of
	December 31, 2017	December 25, 2016	April 1, 2018	March 26, 2017
	(dollars in thousands, except per share data)
Working capital	$16,320	$19,185	$16,312	$15,502
Total assets	$104,633	$81,214	$102,740	$78,354
Total outstanding borrowings, net	$44,123	$23,618	$42,959	$19,666
Total other long-term liabilities	$2,629	$1,858	$2,834	$1,911
Stockholders’ equity	$39,135	$40,488	$39,470	$39,701

(1)	Includes a $3.3 million re-measurement of the net deferred tax assets as a result of the Tax Cuts and Jobs Act.
(2)
We present Adjusted EBITDA (defined below), a measure that is not in accordance with generally accepted accounting principles (non-GAAP), in this prospectus supplement to provide investors with a supplemental measure of our operating performance. We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles (“GAAP”) can provide alone. Our board and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and as a performance evaluation metric in determining achievement of certain compensation programs and plans for our management. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA” as earnings before interest expense and related party interest, income taxes, depreciation and amortization expense, loss on early extinguishment of debt and related party debt, and other non-cash expenses such as share-based compensation expense. Omitting interest, taxes, and the other items provides a financial measure that facilitates comparisons of our results of operations with those of companies having different capital structures. Since the levels of indebtedness and tax structures that other companies have are different from ours, we omit these amounts to facilitate investors’ ability to make these comparisons. Similarly, we omit depreciation and amortization because other companies may employ a greater or lesser amount of property and intangible assets. We also believe that investors, analysts and other interested parties view our ability to generate Adjusted EBITDA as an important measure of our operating performance and that of other companies in our industry. In addition, the financial covenants in our credit agreement are based on Adjusted EBITDA as defined in the credit agreement. Adjusted EBITDA should not be considered as an alternative to net income (loss) for the periods indicated as a measure of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

The use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from, or as an alternative to, GAAP measures such as net income (loss). Adjusted EBITDA is not a measure of liquidity under GAAP or otherwise, and is not an alternative to cash flow from continuing operating activities. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from that term or by unusual or non-recurring items. The limitations of Adjusted EBITDA include: (i) it does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) it does not reflect changes in, or cash requirements for, our working capital needs; (iii) it does not reflect income tax payments we may be required to make; and (iv) it does not reflect the cash requirements necessary to service interest or principal payments associated with indebtedness.

To properly and prudently evaluate our business, we encourage you to review our consolidated financial statements incorporated by reference in this prospectus supplement and accompanying prospectus and the reconciliation to Adjusted EBITDA from net income (loss), the most directly comparable financial measure presented in accordance with GAAP, set forth in the following table. All of the items included in the reconciliation from net income (loss) to Adjusted EBITDA are either (i) non-cash items or (ii) items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of other factors that affect operating performance. In the case of the other items that management does not consider in assessing our on-going operating performance, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact may not reflect on-going operating performance.

Adjusted EBITDA:

	Fiscal Years Ended			Thirteen Weeks Ended
	December 31, 2017		December 25, 2016	April 1, 2018	March 26, 2017
	(dollars in thousands)
Net income	$5,848		$6,882	$2,466	$1,302
Interest expense, net	3,253		3,962	871	559
Income tax expense	8,659	(1)	4,288	699	833
Loss on extinguishment of debt and related party debt	—		404	—	—
Operating income	17,760		15,536	4,036	2,694
Depreciation and amortization	6,292		6,733	1,296	1,371
Share-based compensation	447		314	67	78
Adjusted EBITDA	$24,499		$22,583	$5,399	$4,143
(1) Includes a $3.3 million re-measurement of the net deferred tax assets as a result of the Tax Cuts and Jobs Act.

The Offering

Common stock offered by us	shares

Common stock to be outstanding after this offering(1)	shares

Use of Proceeds
We intend to use the net proceeds from this offering to reduce outstanding indebtedness under our revolving facility and term loan with Texas Capital Bank, as administrative agent, and the other lenders party thereto, and for general corporate purposes; however, we may also use a portion of the net proceeds to cancel outstanding stock options currently held by L. Allen Baker, Jr., our president and chief executive officer. See “Use of Proceeds” on page S-13.

Dividends
Our board of directors declared a cash dividend of $0.30 per share on our common stock on May 10, 2018. Previously, we paid a cash dividend of $0.25 per share on our common stock each fiscal quarter since the second quarter of 2015. We intend to continue to pay cash dividends on our common stock in the future from time to time. However, any future declaration of cash dividends is subject to the sole discretion of our board of directors and any restrictions on dividends under the terms of any of our credit agreements. See “Dividend Policy.”

Conflict of Interest
Under the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), Taglich Brothers, Inc., an underwriter in this offering, has a conflict of interest in this offering because affiliates of Taglich Brothers, Inc. beneficially own approximately 12% of our outstanding shares of common stock. Moreover, Douglas E. Hailey, who is an employee of Taglich Brothers, Inc., is a member of our board of directors. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121(a)(2), which requires that a “qualified independent underwriter” as defined in FINRA Rule 5121(f)(5), participate in the preparation of the registration statement and prospectus and exercise its usual standards of due diligence in respect thereto.

Risk Factors
You should carefully read and consider the information set forth under the heading “Risk Factors” on page S-8 and all other information set forth in this prospectus supplement and the accompanying prospectus and other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

NYSE American symbol	“BGSF”

(1) The number of shares of common stock to be outstanding immediately after this offering is based on 8,794,106 shares of common stock outstanding as of May 17, 2018. Unless otherwise indicated, all information in this prospectus supplement, including the number of shares of our common stock to be outstanding after this offering, excludes the following:

•
499,661 shares of our common stock issuable upon exercise of vested stock options outstanding as of May 17, 2018 under our 2013 Long-Term Incentive Plan, with a weighted average exercise price of $8.57 per share;

•	242,945 shares of our common stock available as of May 17, 2018 for future grant or issuance pursuant to our 2013 Long-Term Incentive Plan; and

•	109,004 shares of common stock issuable upon the exercise of vested warrants outstanding as of May 17, 2018, with a weighted average exercise price of $11.57 per share.

RISK FACTORS

Before deciding to invest in our common stock, you should consider carefully the following discussion of risks and uncertainties affecting us and our common stock, as well as the risks and uncertainties incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our subsequent periodic reports and the other information contained or incorporated by reference in this prospectus supplement and accompany prospectus. If any of the events anticipated by these risks and uncertainties occur, our business, financial condition, results of operations, and cash flow could be materially and adversely affected, and the value of our common stock could decline, resulting in a loss of all or part of your investment. The risks and uncertainties we discuss in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition, results of operations, and cash flow and could cause the trading price of our common stock to decline.
Risks Related to this Offering
Our common stock has traded in low volumes. We cannot predict whether an active trading market for our common stock will ever develop. Even if an active trading market develops, the market price of our common stock may be significantly volatile.
Historically, our common stock has experienced a lack of trading liquidity. In the absence of an active trading market:

•	you may have difficulty buying and selling our common stock at all or at the price you consider reasonable; and

•
market visibility for shares of our common stock may be limited, which may have a depressive effect on the market price for shares of our common stock and on our ability to raise capital or make acquisitions by issuing our common stock.

Even if an active market for our common stock develops, the market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	changes in financial or operational estimates or projections;

•	conditions in markets generally;

•	changes in the economic performance or market valuations of companies similar to ours;

•	competitive conditions in our industry;

•	changes in labor or employment laws affecting our industry; and

•	general economic or political conditions in the United States or elsewhere.
The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock.

Investors in this offering will experience immediate substantial dilution in the net tangible book value per share of our common stock.
You will suffer immediate and substantial dilution in the net tangible book value per share of common stock you purchase in this offering because the price per share of our common stock being offered hereby is substantially higher than the book value per share of our common stock. Our net tangible book value as of April 1, 2018 was approximately $(1.68) per share of common stock. Based on an offering price of $ per share in this offering, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $ per share in the net tangible book value of the common stock.
We will likely issue additional common stock in the future, which would dilute the holdings of our existing stockholders.
In the future, we will likely issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock, resulting in the dilution of the ownership interests of our stockholders. We may issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock in connection with hiring or retaining personnel, option or warrant exercises, future acquisitions or future placements of our securities for capital-raising or other business purposes. Moreover, the exercise of our existing outstanding warrants and stock options, which are exercisable for or convertible into shares of our common stock, would dilute our existing holders of common stock.
A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.
Shares of our common stock sold in the offering may be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, from time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market or otherwise. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline.
There is no guarantee that future cash dividends will be declared with respect to our common stock, and consequently, your ability to achieve a return on your investment may depend on appreciation in the price of our common stock.
Our ability to pay cash dividends is restricted under the terms of our credit agreement and may be restricted under other agreements governing our outstanding indebtedness from time to time. The payment of dividends on our common stock in the future and the amount of any such payment will be determined by our board of directors in its sole discretion and will be dependent upon then-existing conditions including, among other things, our financial condition, results of operations, capital requirements, the terms of our then existing indebtedness, contractual restrictions, future prospects, general economic conditions, investment opportunities, legal restrictions on our ability to pay dividends, and other factors considered relevant by our board of directors. Therefore, there is no guarantee that cash dividends will be declared with respect to our common stock in the future or, if declared, will be payable in the amounts previously paid by us. Consequently, investors ability to achieve a return on investment may depend on price appreciation, which may never occur. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.
The increase in the number of our shares outstanding as a result of this offering will increase the amount of cash necessary to maintain our quarterly dividend.
Our board of directors declared a cash dividend of $0.30 per share on our common stock on May 10, 2018. Previously, we paid a cash dividend in the amount of $0.25 per share in each quarter since the second quarter of 2015. Increasing the number of our shares outstanding by the amount of shares to be sold in this offering would increase the amount of cash that may be devoted to the payment of cash dividends in the future, which could have a material adverse effect on our business, financial condition, and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus supplement and accompanying prospectus or incorporated by reference into this prospectus supplement and accompanying prospectus contain “forward-looking” statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. From time to time, we also provide forward-looking statements in other materials we release to the public, as well as oral forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding our “expectations,” “hopes,” “beliefs,” “intentions,” or “strategies” regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We have tried, wherever possible, to identify such statements by using words such as, but not limited to, “aim,” “anticipate,” “believe,” “budget,” “expect,” “intend,” “estimate,” “predict,” “project,” “may,” “might,” “should,” “would,” “will,” “likely,” “will likely result,” “committed,” “continue,” “could,” “future,” “plan,” “possible,” “potential,” “schedule,” “target,” “forecast,” “goal,” “observe,” “seek,” “strategy,” and other words and terms of similar meaning, but the absence of these words does not mean that a statement is not forward looking. The forward-looking statements in this prospectus supplement , the accompanying prospectus, and any documents incorporated herein or therein by reference, reflect our views with respect to future events and time periods and financial performance as of the date the statement is made.

Forward-looking statements are not historical factors and should not be read as a guarantee or assurance of future performance or results, and will not necessarily be accurate indications of the times at, or by, or if which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith beliefs, expectations and assumptions as of that time with respect to future events. Because forward-looking statements relate to the future, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include:

•	the availability of workers’ compensation insurance coverage at commercially reasonable terms;

•	the availability of qualified temporary workers;

•	compliance with federal, state, and local labor and employment laws and regulations and changes in such laws and regulations;

•	the ability to compete with new competitors and competitors with superior marketing and financial resources;

•	management team changes;

•	the favorable resolution of current or future litigation;

•	the impact of outstanding indebtedness on the ability to fund operations or obtain additional financing;

•	the ability to leverage the benefits of recent acquisitions and successfully integrate newly acquired operations;

•	adverse changes in the economic conditions of the industries or markets that we serve;

•	disturbances in world financial, credit, and stock markets;

•	unanticipated changes in regulations affecting our business;

•	a decline in consumer confidence and discretionary spending;

•	the general performance of the U.S. and global economies;

•	continued or escalated conflict in the Middle East; and

•
other risks referenced from time to time in our past and future filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, this prospectus supplement, and the accompanying prospectus.

There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, or assumptions, many of which are beyond our control, that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus will in fact transpire or prove to be accurate. Readers are cautioned to consider the specific risk factors described or incorporated by reference herein and not to place undue reliance on the forward-looking statements contained or incorporated by reference herein, which speak only as of the date hereof.

We undertake no obligation to update or publicly revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws. You should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. You are advised, however, to consider any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our other filings with the SEC.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of our common stock we are offering will be approximately $ , based on the offering price of $ per share, and after deducting underwriting discounts and commissions and $ of estimated offering expenses payable by us. If the underwriters’ over-allotment option is exercised in full, we estimate that we will receive additional net proceeds of $ after deducting underwriting discounts and commissions and estimated offering expenses payable by us. See “Underwriting (Conflict of Interest)” for additional information regarding underwriting compensation and expense reimbursement. We intend to use the net proceeds from this offering to reduce outstanding indebtedness under our revolving facility and term loan with Texas Capital Bank, as administrative agent, and the other lenders party thereto, as further described below, and for general corporate purposes; however, we may also use a portion of the net proceeds to cancel outstanding stock options currently held by L. Allen Baker, Jr., our president and chief executive officer, as further described below. None of the lenders under our revolving facility or term loan will be participating in this offering in any capacity.

On April 3, 2017, we entered into an amended and restated credit agreement with Texas Capital Bank, as administrative agent, and certain other lenders party thereto, with an aggregate commitment of $55.0 million. The credit agreement provides for a revolving credit facility maturing April 3, 2022, which we refer to as the revolving facility, permitting us to borrow funds from time to time in an aggregate amount equal to the lesser of the borrowing base amount, which is 85% of eligible accounts receivable, and the commitment of $35.0 million, and also provided for a term loan maturing April 3, 2022, which we refer to as the term loan, in the amount of $20.0 million with principal payable quarterly based on an annual percentage of the original principal amount. Texas Capital Bank may also make loans, which we refer to as swing line loans, not to exceed the lesser of $7.5 million or the aggregate commitment. Additionally, the credit agreement provides a mechanism for the commitment to increase up to $20.0 million through an accordion feature, and the commitment has been increased by $5.0 million through additional borrowings using this feature. Proceeds from the foregoing loan arrangements have been used, among other things, to pay off existing indebtedness, for previous acquisitions, and for working capital needs. The revolving facility and term loan bear interest either at the Base Rate plus the Applicable Margin or LIBOR plus the Applicable Margin (as such terms are defined in the amended credit agreement). Swing line loans bear interest at the Base Rate plus the Applicable Margin. All interest and commitment fees are generally paid quarterly. Additionally, we pay an unused commitment fee of 0.50% on the unfunded portion of the revolving facility. Our obligations under the credit agreement are secured by a first priority security interest in substantially all of our tangible and intangible property. As of April 1, 2018, we had $20.0 million, net in outstanding borrowings under our revolving facility and $22.9 million, net outstanding borrowings under the term loan. We intend to use approximately $ and $ of the net proceeds to reduce outstanding indebtedness under our revolving facility and term loan, respectively.

We previously granted Mr. Baker an aggregate of 339,673 options to purchase shares of our common stock with a weighted average exercise price of $7.44. Of these options, 311,673 are currently vested and have a weighted average exercise price of $7.01 per share. Moreover, in addition to such options, Mr. Baker also currently beneficially owns 214,663 shares of our common stock. Following the consummation of the offering described in this prospectus supplement, we may use approximately $ of the net proceeds to make a cash payment to Mr. Baker to cancel outstanding stock options held by Mr. Baker, in order to facilitate Mr. Baker’s ability to meet future personal liquidity requirements. The option cancellation payment is calculated based on the offering price of $ per share, less the applicable option exercise price. Thereafter, any remaining proceeds will be used for general corporate purposes.

DIVIDEND POLICY

Our board of directors declared a cash dividend of $0.30 per share on our common stock on May 10, 2018. Previously, we paid a cash dividend of $0.25 per share each quarter since the second quarter of 2015. Our ability to pay dividends is restricted under the terms of our credit agreement and may be restricted under other agreements governing our outstanding indebtedness from time to time. Any future determination with respect to the payment of dividends will be at the discretion of our board of directors and will be dependent upon, among other things, our financial condition, results of operations, capital requirements, the terms of our then existing indebtedness, contractual restrictions, future prospects, general economic conditions, investment opportunities, legal restrictions on our ability to pay dividends, and other factors considered relevant by our board of directors.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources–Credit Agreements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a description of the restrictions in our credit agreement on our ability to pay dividends.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of April 1, 2018:

•	on an actual basis; and

•
on an as adjusted basis to reflect the sale of shares of common stock in this offering at the public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and the proposed use of the net proceeds.

You should read this table together with “Use of Proceeds” section included in this prospectus supplement, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2018, which are incorporated by reference into this prospectus supplement and accompanying prospectus.

	As of April 1, 2018
	(unaudited)
	Actual	As Adjusted
	(in thousands, except share and per share amounts)
Indebtedness:
Line of credit	$20,736	$—
Long-term debt	23,275	—
Contingent consideration, less current portion	2,224	—
Total debt	46,235	—
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 500,000 shares authorized, -0- shares issued and outstanding	—	—
Common stock, $0.01 par value per share, 19,500,000 shares authorized, 8,763,965 shares issued and outstanding as of April 1, 2018, and shares issued and outstanding as of April 1, 2018, as adjusted	88	—
Additional paid-in capital	37,735	—
Retained earnings	1,647	—
Total stockholders’ equity	39,470	—
Total capitalization	$85,705	$—

The information above assumes the underwriters do not exercise their over-allotment option and excludes the following:

•
499,661 shares of our common stock issuable upon exercise of vested stock options outstanding as of May 17, 2018 under our 2013 Long-Term Incentive Plan, with a weighted average exercise price of $8.57 per share;

•	242,945 shares of our common stock available as of May 17, 2018 for future grant or issuance pursuant to our 2013 Long-Term Incentive Plan; and

•	109,004 shares of common stock issuable upon the exercise of vested warrants outstanding as of May 17, 2018, with a weighted average exercise price of $11.57 per share.

DILUTION

Our net tangible book value as of April 1, 2018 was approximately $(14.7) million, or approximately $(1.68) per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, divided by the number of shares of common stock outstanding as of April 1, 2018. After giving effect to the sale by us of shares of common stock at an offering price of $ per share, and after deducting the underwriter’s discounts and commissions and estimated expenses of this offering, our as adjusted net tangible book value would have been approximately $ , or approximately $ per share of common stock. Assuming the completion of the offering, this represents an immediate increase in net tangible book value of $ per share to our existing stockholders and an immediate dilution of $ per share to investors purchasing shares of our common stock in this offering.

The following table illustrates the dilution to new investors on a per share basis, assuming the underwriters do not exercise their over-allotment option:

Public offering price per share		$—
Net tangible book value per share as of April 1, 2018	$(1.68)
Increase per share attributable to this offering	$—
As adjusted net tangible book value per share as of April 1, 2018 after giving effect to this offering		$—
Dilution per share to new investors		$—

The foregoing discussion and table do not take into consideration shares of common stock, options, or warrants issued subsequent to April 1, 2018 or the following:

•
499,661 shares of our common stock issuable upon exercise of vested stock options outstanding as of May 17, 2018 under our 2013 Long-Term Incentive Plan, with a weighted average exercise price of $8.57 per share;

•	242,945 shares of our common stock available as of May 17, 2018 for future grant or issuance pursuant to our 2013 Long-Term Incentive Plan; and

•	109,004 shares of common stock issuable upon the exercise of vested warrants outstanding as of May 17, 2018, with a weighted average exercise price of $11.57 per share.

If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value will increase to $ per share, representing an immediate increase to existing stockholders of $ per share and an immediate dilution of $ per share to new investors. To the extent we issue additional equity securities in connection with future capital raising activities, our then-existing stockholders may experience dilution.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma combined statement of operations of the Company for the fiscal year ended December 31, 2017 has been derived from our consolidated financial statements for the fiscal year ended December 31, 2017 and the historical financial statements of Zycron, Inc. for the period ended March 31, 2017, in each case incorporated by reference into this prospectus supplement, as adjusted to give effect to the acquisition of substantially all the assets of Zycron, Inc. as if the acquisition and related events had occurred on December 26, 2016 (the first day of our 2017 fiscal year) with respect to our pro forma combined statement of operations.

The unaudited pro forma adjustments set forth below are based on available information and assumptions that we believe are reasonable and are described in the accompanying footnotes, which should be read in conjunction with this unaudited pro forma combined statement of operations. The unaudited pro forma combined statement of operations should be read in conjunction with the information contained in Item 6, “Selected Financial Data,” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus supplement or incorporated by reference herein.

The unaudited pro forma combined statement of operations does not reflect operational and administrative cost savings, which we refer to as synergies, that management estimates may be achieved as a result of the acquisition, or other incremental costs that may be incurred as a direct result of the acquisition.

The unaudited pro forma combined financial information set forth below is for illustrative and informational purposes only and should not be considered indicative of the results that would have been achieved had the transaction been consummated on the date or for the periods indicated. Also, the unaudited pro forma combined financial information should not be viewed as indicative of statement of operations data for any future period.

Unaudited Pro Forma Combined Statement of Operations
Fiscal Year Ended December 31, 2017
(in thousands, except per share data)

	BG Staffing Historical Fiscal Year Ended December 31, 2017	Zycron, Inc. Period of January 1, 2017 – March 31, 2017	Zycron, Inc. Pro Forma Adjustments		Pro Forma Combined
Revenues	$272,600	$9,367	$—		$281,967
Gross profit	68,402	1,946	—		70,348
Selling, general and administrative expenses	44,350	1,435	—		45,785
Depreciation and amortization	6,292	104	(104)	(a)	6,771
			479	(b)
Operating income	17,760	407	(375)		17,792
Interest expense, net	3,253	39	(39)	(a)	3,513
			260	(c)
Income before income taxes	14,507	368	(596)		14,279
Income tax expense	8,659	50	(50)	(a)	8,570
			(89)	(d)
Net income	5,848	318	(457)		5,709
Other comprehensive income, net	—	129	(129)	(a)	—
Total comprehensive income	$5,848	$447	$(586)		$5,709
Net income per share:
Basic	$0.67				$0.65
Diluted	$0.65				$0.63

Weighted average shares outstanding:
Basic	8,734		71	(e)	8,805
Diluted	9,038		71	(e)	9,109

(a)	To eliminate Zycron balances.
(b)	To record amortization of identifiable intangible assets.
(c)	To record interest expense on additional borrowings on the Term Loan at a rate of 4.07% per annum and amortization of discount on contingent earn-out consideration at a rate of 9% per annum.
(d)	To record the net tax expense of the pro forma adjustments at an effective tax rate of 39.0% in 2017.
(e)	To record shares issued at closing.

UNDERWRITING (CONFLICT OF INTEREST)

We have entered into an underwriting agreement with Roth Capital Partners, LLC and Taglich Brothers, Inc. acting as the representatives of the several underwriters named below (and sometimes referred to collectively as the representatives), with respect to the common stock subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the number of shares of our common stock set forth opposite their names below. Our common stock trades on the NYSE American under the symbol “BGSF.”

Underwriters	Number of Shares
Roth Capital Partners, LLC	—
Taglich Brothers, Inc.	—
Total	—

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased. However, the underwriters are not required to purchase the shares covered by the over-allotment option described below.

Over-Allotment Option

We have granted the underwriters an option to buy up to an additional  shares of common stock from us at the public offering price, less the underwriting discounts and commissions, solely to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus supplement; however, the underwriters may only exercise the option once.

Discounts, Commissions, and Expenses

The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $ per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters’ commissions and discounts will be 7.0% of the gross proceeds of this offering, or $ per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.

We have also agreed to reimburse the representatives at closing for the reasonable and documented out of pocket expenses incurred by the representatives in connection with the offering up to a maximum of $135,000.

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock):

	Per Share		Total
	Without Over-allotment Option	With Over-allotment Option	Without Over-allotment Option	With Over-allotment Option
Public offering price	$—	$—	$—	$—
Underwriting discounts and commissions paid by us	$—	$—	$—	$—

We estimate that our total expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $ .

Conflict of Interest; Affiliations

Affiliates of Taglich Brothers, Inc., an underwriter in this offering, beneficially own more than 10% of our outstanding common stock. Specifically, Michael N. Taglich, who beneficially owns approximately 6% of our common stock, is a principal and the president and chairman of Taglich Brothers, and Robert F. Taglich, who beneficially owns approximately 6% of our common stock, is a principal and a managing director of Taglich Brothers. Michael N. Taglich and Robert F. Taglich are brothers. Moreover, Douglas E. Hailey, who is an employee of Taglich Brothers, is a member of our board of directors. As a result, Taglich Brothers, Inc. is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121.

Accordingly, this offering is being made in compliance with the applicable requirements of FINRA Rule 5121. FINRA Rule 5121 requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. Roth Capital Partners, LLC has agreed to act as a “qualified independent underwriter” for this offering. Roth Capital Partners, LLC will not receive any additional compensation for acting as a qualified independent underwriter. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without receiving the specific prior written approval of the account holder and retaining such approval in its records.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-up Agreements

Without the prior written consent of Roth Capital Partners, LLC and Taglich Brothers, Inc., for a period of 90 days after the date of the underwriting agreement, we have agreed not to (i) directly or indirectly offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or register with the SEC (other than on Form S-8 or on any successor form), or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, or exercisable for or exchangeable for equity securities of the Company), (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of equity securities of the Company; or (iii) file any registration statement with the SEC relating to the offering of any equity securities of the Company or any securities convertible into or exercisable or exchangeable for shares of equity securities of the Company, except for: (i) the issuance of shares of our common stock in this offering, (ii) the issuance of shares pursuant to our 2013 Long-Term Incentive Plan; (iii) the issuance of shares pursuant to outstanding warrants; and (iv) the issuance of shares of our common stock or any securities convertible into, or exercisable or exchangeable for, common stock, in connection with any merger or acquisition of securities, business, property or other assets or strategic investment (including any joint venture, strategic alliance or partnership, equipment leasing arrangement or debt financing) as long as the aggregate number of shares of common stock issued or issuable does not exceed 5% of the number of shares outstanding immediately after this offering and each recipient of any such shares executes and delivers to the representatives on the closing date of such acquisition or strategic investment a lock-up agreement and agrees to be bound by the restrictions on the resale consistent with the lock-up restrictions described in the following paragraph for the remainder of such 90-day period.

In addition, each of our directors, executive officers and greater than 5% stockholders has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the foregoing persons may not, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for sale (including any short sale), right or warrant to purchase, lend, establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, any shares of common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company (including, without limitation, shares of common stock or any such securities which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations promulgated by the SEC from time to time (such shares or securities, the “Beneficially Owned Shares”)), or publicly announce any intention to do any of the foregoing, other than the exercise of options or warrants so long as there is no sale or disposition of the common stock underlying such options or warrants during the lock-up period, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, or (iii) engage in any short selling of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of Roth Capital Partners, LLC and Taglich Brothers, Inc., for a period of 90 days from the date of this prospectus supplement. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors, executive officers and greater than 5% stockholders are subject to certain exceptions for transfers of Beneficially Owned Shares, including but not limited to transfers (i) as a bona fide gift or gifts, (ii) by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement, (iii) to the immediate family of the transferor, (iv) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor, (v) to any beneficiary of the transferor pursuant to a will or other testamentary document or applicable laws of descent and (vi) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus, or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Selling Restrictions

European Economic Area

Our shares of common stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling any shares of our common stock or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling any shares of our common stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of any shares of our common stock in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of our common stock. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)), in connection with the issue or sale of any shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Anything done by any person in relation to any shares of our common stock in, from or otherwise involving the United Kingdom must only be done in compliance with all applicable provisions of the FSMA. The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of any shares of our common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

The communication of such documents as financial promotions are made only to and directed only at: (i) persons who are outside the United Kingdom; (ii) those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the (definition of investment professionals as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”); (iii) high net worth companies, unincorporated associations and other persons falling within Article 49(2)(a) to (d) of the Order; or (iv) any other persons to whom it may otherwise be lawfully communicated in accordance with the Order (all such persons falling within (i)-(iv) together being referred to as “relevant persons”). Our shares of common stock are only available to, and an invitation, offer or agreement to subscribe, purchase or otherwise acquire any shares of our common stock will be engaged only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

Other Relationships

Certain of the underwriters (including the representatives) and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received, or may in the future receive, customary fees and commissions for these transactions. Except as disclosed in this prospectus supplement, we have no present arrangements with the underwriters for any further services.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement or accompanying prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompany prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

This prospectus supplement incorporates by reference the documents listed below and any future documents and reports we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits related to such items) prior to the termination of the offering:

•	our Annual Report on Form 10-K for fiscal year ended December 31, 2017, filed with the SEC on March 8, 2018;

•	our Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2018, filed with the SEC on May 10, 2018;

•	our Current Report on Form 8-K, filed with the SEC on February 8, 2018;

•	our Current Report on Form 8-K/A, filed with the SEC on June 16, 2017; and

•	the description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on October 22, 2014.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock offered hereby will be passed upon for us by Norton Rose Fulbright US LLP, Dallas, Texas. Pillsbury Winthrop Shaw Pittman LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The audited consolidated balance sheets of BG Staffing, Inc. as of December 31, 2017 and December 25, 2016 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017 incorporated herein by reference have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The audited balance sheet of Zycron, Inc. as of December 31, 2016 and the related statements of income and comprehensive loss, changes in stockholder’s equity, and cash flows for the year then ended incorporated herein by reference have been audited by Blankenship CPA Group, PLLC, an independent public accounting firm with respect to Zycron, Inc., which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements, and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements, and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at www.sec.gov. Our common stock is traded on the NYSE American under the symbol “BGSF”. Additional information about us may be available at the offices of the NYSE American, 11 Wall Street, New York, New York 10005.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement or accompanying prospectus. Any such request should be directed to:

BG Staffing, Inc.
5850 Granite Parkway, Suite 730
Plano, Texas 75024
 (972) 692-2400
Attention: Secretary

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. Pursuant to the SEC rules, this prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information in such registration statement. You may read or obtain a copy of the accompanying prospectus and the registration statement, including exhibits, from the SEC in the manner described above.

PROSPECTUS

$36,321,056
Common Stock
Preferred Stock
Warrants

We may offer and sell up to $36,321,056 of the securities described in this prospectus from time to time in one or more transactions. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest. We may offer these securities in amounts, at prices and on terms determined at the time of offering.

Certain selling stockholders may offer and sell from time to time under this prospectus up to 25,000 shares of our common stock that they have the right to acquire from the Company pursuant to outstanding warrants. We will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock held by the selling stockholders that are covered by this prospectus may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters or broker-dealers or agents. Such shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholders will be responsible for any underwriting fees, discounts and commissions due to brokers, dealers or agents.

Our common stock is traded on NYSE American under the symbol “BGSF.” On December 13, 2017, the closing price of our common stock was $16.00.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves certain risks. See “Risk Factors” on page 1 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2017.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended on December 25, 2016, which is on file with the SEC and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, financial condition or results of operations and the securities offered by means of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:

•	future financial performance and growth targets or expectations;

•	market and industry trends and developments; and

•	the benefits of our completed and future merger, acquisition and disposition transactions.
You can identify these and other forward-looking statements by the use of words such as "aim," “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” "might," “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “budget,” “project,” “scheduled,” “target” and similar expressions, and variations or negatives of these words.
These forward-looking statements are based on information available to us as of the date of this prospectus and our current expectations, forecasts and assumptions and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	the availability of workers’ compensation insurance coverage at commercially reasonable terms;

•	the availability of qualified temporary personnel;

•	compliance with federal, state and local labor and employment laws and regulations and changes in such laws and regulations;

•	the ability to compete with new competitors and competitors with superior marketing and financial resources;

•	management team changes;

•	the favorable resolution of current or future litigation;

•	the ability to begin to generate sufficient revenue to produce net profits;

•	the impact of outstanding indebtedness on the ability to fund operations or obtain additional financing;

•	the ability to leverage the benefits of recent acquisitions and successfully integrate newly acquired operations;

•	adverse changes in the economic conditions of the industries, countries or markets that we serve;

•	disturbances in world financial, credit, and stock markets;

•	unanticipated changes in national and international regulations affecting the company’s business;

•	a decline in consumer confidence and discretionary spending;

•	the general performance of the U.S. and global economies;

•	continued or escalated conflict in the Middle East; and

•
other risks referenced from time to time in our past and future filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, and in our Quarterly Reports on Form 10-Q.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date of this prospectus. All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.

The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations, and prospects may have changed since that date.

This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context otherwise indicates, the terms “BG Staffing,” “the Company,” “we,” “us,” and “our” as used in this prospectus refer to BG Staffing, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

OUR COMPANY
 Overview and History
We are a leading national provider of temporary staffing services that operates, along with its wholly owned subsidiaries BG Staffing, LLC, B G Staff Services, Inc., BG Personnel, LP, and BG Finance and Accounting, Inc., within the U.S. in three industry segments: Multifamily, Professional, and Commercial. We provide temporary workers to a variety of customers that are seeking to match their workforce requirements to their business needs. Our customers operate across a diverse set of industries.
We employ a diverse operating model, both from a skill set and a geographic standpoint, which we believe mitigates downside revenue risk.
Our temporary staffing services consist of on-demand or short-term staffing assignments, contract staffing, and on-site management administration. Short-term staffing services assist employers in dealing with employee demands caused by such factors as seasonality, fluctuations in customer demand, vacations, illnesses, parental leave, and special projects without incurring the ongoing expense and administrative responsibilities associated with recruiting, hiring and retaining permanent employees. As more and more companies focus on effectively managing variable costs and reducing fixed overhead, the use of short-term staffing services allows companies to utilize a contingent staffing approach for their personnel needs, thereby converting a portion of their fixed personnel costs to a variable expense.
Our contract staffing services place temporary employees with customers for time-periods of more than three months or for an indefinite time period. This type of arrangement often involves outsourcing an entire department in a large corporation or providing the workforce for a large project.
In an on-site management arrangement, we place an experienced manager on-site at a customer’s place of business. The manager is responsible for conducting all recruiting, employee screening, interviewing, drug testing, hiring and employee placement for temporary workers at the customer’s facility for a long-term or indefinite period.
Management believes that the staffing industry and the employees performing these temporary staffing functions are, and will remain, an integral part of the labor market in local, regional and national economies in which we operate.
BG Staffing, Inc. is the successor by conversion to LTN Staffing, LLC, a Delaware limited liability company that was formed on August 27, 2007. In 2011, we began doing business as BG Staffing. LTN Staffing, LLC converted into a Delaware corporation, BG Staffing, Inc., following the merger of LTN Acquisition, LLC (the former parent of LTN Staffing, LLC) with and into LTN Staffing, LLC. The conversion was completed on November 3, 2013.
We commenced operations on October 17, 2007 and since 2009 new leadership has led an on-going growth and diversification initiative. Since 2010, we have acquired and successfully integrated nine businesses:

•
In June 2010, we purchased the interests of BG Personnel Services, LP and BG Personnel, LP, and purchased the common stock of B G Staff Services, Inc. Shortly after the purchase, we relocated our corporate headquarters to Dallas, Texas.

•
In December 2010, we purchased substantially all of the assets and assumed certain liabilities of JNA Staffing Inc., which specialized in providing temporary staffing services within the state of Wisconsin. These operations were rolled into our existing operations in Milwaukee, Wisconsin.

•
In December 2011, we purchased substantially all of the assets and assumed certain liabilities of Extrinsic, LLC, which specialized in providing information technology staffing services to customers within the U.S. We continue to operate under the Extrinsic trade name.

•
In December 2012, we acquired substantially all of the assets and assumed certain liabilities of American Partners, Inc., which specialized in providing information technology staffing services to customers within the U.S. We continue to operate under the American Partners trade name.

•
In June 2013, we acquired substantially all of the assets and assumed certain liabilities of InStaff Holding Corporation and InStaff Personnel, LLC, a wholly owned subsidiary of InStaff Holding Corporation (collectively, “InStaff”). This acquisition has allowed us to strengthen and expand our operations in our Commercial segment. We continue to operate under the InStaff trade name.

•
In March 2015, we acquired substantially all of the assets and assumed certain liabilities of D&W Talent, LLC, which specialized in providing temporary and full-time staffing services of accounting and finance personnel and secretarial and administrative personnel to customers in Texas and Louisiana. We continue to operate under the Donovan & Watkins trade name.

•
In October 2015, we acquired substantially all of the assets and assumed certain liabilities of Vision Technology Services, Inc., Vision Technology Services, LLC, and VTS-VM, LLC, which provided information technology ("IT") temporary staffing talent and project management services. We continue to operate under the Vision Technology Services trade name.

•
In April 2017, we acquired substantially all of the assets and assumed certain liabilities of Zycron, Inc. (“Zycron”), which provided IT temporary staffing talent and project management services. We continue to operate under the Zycron trade name.

•
In September 2017, we acquired substantially all of the assets and assumed certain liabilities of Smart Resources, Inc. and Accountable Search, LLC, which provided temporary staffing and direct hire services of accounting and finance personnel to customers in the Chicago market.

We now have 63 branch offices and 15 on-site locations located across 26 states within the U.S. We do not currently have any foreign operations.

Our Industry
The temporary staffing industry supplies temporary staffing services to customers to help them minimize the cost and effort of workforce planning. These services also enable the customer to rapidly respond to changes in business conditions, and in some cases to convert fixed labor costs to variable costs. Temporary staffing companies act as intermediaries in matching available temporary workers to customer assignments. The demand for a flexible workforce continues to grow with competitive and economic pressures to reduce costs and respond to changing market conditions.
The temporary staffing market is subject to volatility based on overall economic conditions. Historically, in periods of economic growth, the number of companies providing temporary staffing services has increased due to low barriers to entry. During recessionary periods, the number of companies has decreased through consolidation, bankruptcies, or other events. The temporary staffing industry is experiencing increased demand in relation to total job growth as customers have placed a greater priority on maintaining a more flexible workforce.
The temporary staffing industry is large and highly fragmented with many competing companies. In September 2017, Staffing Industry Analysts estimated the U.S. temporary staffing market to be approximately $145 billion. Staffing companies compete both to recruit and retain a supply of temporary workers and to attract and retain customers to use these workers. Customer demand for temporary staffing services is dependent on the overall strength of the labor market and trends toward greater workforce flexibility. The temporary staffing industry includes a number of markets focusing on business needs that vary widely in duration of assignment and level of technical specialization.

Our Operations
We have diversified our operations to provide temporary workers within distinct segments of the industry. We refer to these segments as Multifamily, Professional, and Commercial.

We operate branches within each segment as separate profit centers and provide managers considerable operational autonomy and financial incentives. Managers focus on business opportunities within their geographical markets and are provided centralized support to achieve success in those markets. We believe this structure allows us to recruit and retain highly motivated managers who have demonstrated the ability to succeed in a competitive environment. This structure also allows managers and staff to focus on market development while relying on centralized services for support in back-office operations, such as risk management programs and unemployment insurance, credit, collections, accounting, advice on legal and regulatory matters, and quality standards.

Additional financial information regarding our business segments is contained in Note 17 to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, and in Note 12 to our unaudited consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2017. Such reports are incorporated by reference in this prospectus.

Our Segments
Our operations are organized into three business segments: Multifamily, Professional, and Commercial.
Multifamily Segment
Our Multifamily segment is a leading provider of front office and maintenance personnel to the multifamily housing industry. We currently have 41 branch offices in 23 states. The Multifamily division utilizes a centralized recruiting model from recruiting centers in Dallas, Houston, and Austin, Texas, in the Charlotte, North Carolina area, and the Tampa, Florida area. All open positions nationally are recruited from one of these regional recruiting centers. The workers we assign to our multifamily customers are our temporary workers, although our customers provide on-the-job direction, control and supervision.
Professional Segment
Our Professional segment provides highly skilled IT professionals with expertise in SAP, Workday, Olik View, Hyperion, Oracle, project management and other IT staffing skills to customers on a national basis. Our customers include large Fortune 500 companies and consulting firms engaged in systems integration projects. We operate our national coverage of the IT market from our offices in North Carolina, Rhode Island, Maryland, and Tennessee. Additionally, we provide finance, accounting and related support personnel in Texas, Louisiana and Illinois.
Commercial Segment
Our Commercial segment provides temporary workers to manufacturing, distribution, and logistics customers needing a flexible workforce through 12 branch offices and 15 on-site locations in Illinois, Wisconsin, New Mexico, Texas, Tennessee and Mississippi. Our Commercial segment temporary workers perform services in a variety of skilled and unskilled positions. The workers we assign to our Commercial customers are our temporary workers, although our customers provide on-the-job direction, control and supervision.

Growth Strategy
We are committed to growing our operations. Revenues have grown from $35.0 million in 2009 to $253.9 million in 2016, by using a growth strategy reliant upon both acquisitions and organic growth.
We will continue to evaluate acquisition opportunities utilizing our proven approach to the assessment, valuation, and integration of acquisitions. Additionally, we are committed to continue to grow our operations in our current markets, as well as expand into new markets within the segments and industries that we currently serve.

We are organized to handle many of the administrative functions at our corporate location so that our branches can focus on business development and the effective recruiting and assignment of temporary workers.
We will continue to invest in technology and process improvements, as necessary, to ensure that we are operating at optimal productivity and performance.

Competition
The staffing services market is highly competitive with limited barriers to entry. We compete in national, regional and local markets with full-service and specialized temporary staffing companies. Some of our competitors have significantly more marketing and financial resources than we do. Price competition in the staffing industry is intense, particularly for the provision of office clerical and commercial personnel. We expect that the level of competition will remain high, which could limit our ability to maintain or increase our market share or profitability.
The principal competitive factors in attracting qualified candidates for temporary assignments are pay rates, availability of assignments, duration of assignments and responsiveness to requests for placement. We believe that many potential candidates seeking temporary assignments through us may also be pursuing assignments through other means. Therefore, the speed at which we place prospective temporary workers and the availability of appropriate assignments are important factors in our ability to complete assignments of qualified temporary workers. In addition to having high quality temporary workers to assign in a timely manner, the principal competitive factors in obtaining and retaining customers in the temporary staffing industry are properly assessing the customers’ specific job requirements, the appropriateness of the temporary worker assigned to the customer, the price of services and the monitoring of customer satisfaction. Although we believe we compete favorably with respect to these factors, we expect competition to continue to increase.

Seasonality
Our business experiences seasonal fluctuations. Our quarterly operating results are affected by the number of billing days in a quarter, as well as the seasonality of our customers’ business. Demand for our Multifamily staffing services increase in the second and is highest during the third quarter of the year due to the increased turns in multifamily units during the summer months when schools are not in session. Demand for our Commercial staffing services increases during the third quarter of the year and peaks in the fourth quarter. Demand for our Commercial staffing services is lower during the first quarter, in part due to customer shutdowns and adverse weather conditions in the winter months. In addition, our cost of services typically increases in the first quarter primarily due to the reset of payroll taxes.
The staffing industry has historically been cyclical, often acting as an indicator of both economic downturns and upswings. Staffing customers tend to use temporary staffing to supplement their existing workforces and generally hire direct workers when long-term demand is expected to increase. As a consequence, our revenues tend to increase quickly when the economy begins to grow and, conversely, our revenues can also decrease quickly when the economy begins to weaken.
Employees and Temporary Workers
At September 24, 2017, we had 352 staff employees at our corporate and branch offices. We assigned, on average, approximately 4,500 temporary workers during the third quarter of 2017.
None of our staff employees or temporary workers is represented by a labor union, and we are not aware of any current efforts or plans to organize any of our staff employees or temporary workers. To date we have not experienced any material labor disruptions.

Intellectual Property
We own or have rights to various copyrights, trademarks, service marks, trade names and domain names used in our business, including, but not limited to, BG Staffing, BG Staffing Group, BG Personnel Services, Extrinsic, American Partners, InStaff, BG Temporary Staffing, Triance, Donovan & Watkins, D&W Talent, Vision Technology Services, Zycron, Smart Resources, bgstaffing.com, bgstaffinggroup.com, bgpersonnel.com, bgstaffing.net, ltnstaffing.com, milwaukeetemps.com, milwaukeetmepsinc.com, extrinsicllc.com, extrinsicgroup.com, extrinsicresources.com, jnastaffing.com, bgcompanies.net, bgpersonnel.net, bgmail.com, therightpeoplerightnow.com, rightpeoplerightnow.com, americanpartnersinc.com, instaff.com, donwat.com, vistechs.com, zycron.com, smartstaffing.com, and accountablesearch.com. Our trade names are valuable assets that reinforce the distinctiveness of our brands.
Regulation
We are subject to regulation by numerous federal, state and local regulatory agencies, including but not limited to the U.S. Department of Labor, which sets employment practice standards for workers, and similar state and local agencies. We are subject to the laws and regulations of the jurisdictions within which we operate. While the specific laws and regulations vary among these jurisdictions, some require some form of licensing and often have statutory requirements for workplace safety and notice of change in obligation of workers’ compensation coverage in the event of contract termination. Although compliance with these requirements imposes some additional financial risk on us, particularly with respect to those clients who breach their payment obligation to us, such compliance has not had a material adverse effect on our business to date. Any inability or failure to comply with government regulation could materially harm our business. Increased government regulation of the workplace or of the employer-employee relationship, or judicial or administrative proceedings related to such regulation, could also materially harm our business.
Properties
Our executive office is located at 5850 Granite Parkway, Suite 730, Plano, Texas 75024, and our telephone number is 972-692-2400. We lease our corporate headquarters, which is approximately 6,200 square feet of space. We now have 63 branch offices and 15 on-site locations located across 26 states within the U.S. We lease all of our branch offices, which are located throughout the U.S., through operating leases with terms that range from six months to five years. We also have month to month leases. We believe that our facilities are adequate for our current needs.

Legal Proceedings
From time to time we have been threatened with, or named as a defendant in litigation, administrative claims and lawsuits. We carry insurance to mitigate any potential liabilities associated therewith. The principal risks that we insure against, subject to and upon the terms and conditions of our various insurance policies, are workers’ compensation, general liability, automobile liability, property damage, alternative staffing errors and omissions, directors and officers liability, fiduciary liability and fidelity losses. While uncertainties are inherent in the final outcome of such matters, we believe the disposition of such proceedings will not have a material effect on our financial position or our results of operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes and the net proceeds from the sale of the securities have not been accounted for in our normal budgeting process. The amounts actually expended for these purposes may vary significantly and will depend on a number of factors, including the amount of cash we generate from future operations, the actual expenses of operating our business, and opportunities that may be or become available to us. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

We do not expect to receive any proceeds in connection with the sale of any common stock offered by any selling stockholders.

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus:

•	common stock;

•	preferred stock;

•	warrants to acquire common stock or preferred stock; or

•	any combination of the foregoing, either individually or as units consisting or two or more securities.
The selling stockholders may offer common stock.
The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.
Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our certificate of incorporation and our bylaws and certain provisions of the Delaware General Corporation Law (the “DGCL”). This summary does not purport to be complete and is qualified in its entirety by the full text of our certificate of incorporation and bylaws. References in this section to the “Company,” “we,” “us” and “our” refer to BG Staffing, Inc. and not to any of its subsidiaries.
Authorized Capitalization
Our certificate of incorporation provides that our authorized capital stock consists of 19,500,000 shares of common stock, par value $0.01 per share and 500,000 shares of undesignated preferred stock, par value $0.01 per share. As of December 13, 2017, we have 8,759,376 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Voting Rights
Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election of directors to our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. The election of directors will be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election.
Dividend Rights
The holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.
Other Rights
Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are, and all shares registered by this prospectus will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Stock Exchange
Our common stock is listed on the NYSE American under the symbol “BGSF.”
Transfer Agent and Registrar

American Stock Transfer & Trust Company serves as the transfer agent and registrar for our common stock.
Preferred Stock
Our certificate of incorporation authorizes our Board of Directors to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any preferred stock.
Board Composition
Our board of directors consists of five directors. Our board of directors has determined that the following directors are “independent” as defined under the rules of the NYSE American: Richard L. Baum, Jr., Paul A. Seid, C. David Allen, Jr., and Douglas E. Hailey. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can be filled by resolution of our board of directors. Our board of directors is divided into three classes, each serving staggered, three-year terms:

•	Our Class I director is L. Allen Baker, Jr., and the term of such director will expire at the 2018 annual meeting of stockholders;

•	Our Class II directors are Richard L. Baum, Jr. and Paul A. Seid, and the term of each director will expire at the 2019 annual meeting of stockholders; and

•	Our Class III directors are C. David Allen, Jr. and Douglas E. Hailey, and the term of each director will expire at the 2020 annual meeting of stockholders.
As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms.

Corporate Opportunity
Douglas E. Hailey, who is an employee of Taglich Brothers, Inc. and partial owner of Taglich Private Equity LLC, and Richard L. Baum, Jr., an independent contractor for and partial owner of Taglich Private Equity LLC, serve on our board of directors. Taglich Private Equity LLC or its affiliates may hold equity interests in entities that directly or indirectly compete with us, and companies in which they currently invest may begin competing with us. As a result of these relationships, when conflicts between the interests of Taglich Private Equity LLC or its affiliates, on the one hand, and of our stockholders generally, on the other hand, arise, these directors may not be disinterested. Although our directors and officers have a duty of loyalty to us under Delaware law and our certificate of incorporation, transactions that we enter into in which a director or officer has a conflict of interest are generally permissible so long as (1) the material facts relating to the director’s or officer’s relationship or interest as to the transaction are disclosed to our board of directors and a majority of our disinterested directors approves the transaction, (2) the material facts relating to the director’s or officer’s relationship or interest as to the transaction are disclosed to our stockholders and a majority of our disinterested stockholders approve the transaction or (3) the transaction is otherwise fair to us. Our certificate of incorporation also provides that any principal, officer, member, manager and/or employee of Taglich Private Equity, LLC or Taglich Brothers, Inc. or any entity that controls, is controlled by or under common control with, those entities (other than the company or any company that is controlled by the company) or any investment funds or portfolio companies managed by the foregoing will not be required to offer any transaction opportunity of which they become aware to us and could take any such opportunity for themselves or offer it to other companies in which they have an investment.
Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Classified Board of Directors
Our certificate of incorporation provides that our board of directors is divided into three classes, with each class serving three-year staggered terms. In addition, under our certificate of incorporation, our directors may only be removed for cause and only upon the affirmative vote of the majority of the total voting power of our outstanding voting stock, at a meeting of our stockholders called for that purpose. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Only our board of directors will be able to fill vacancies on our board of directors or increase the size of our board.
Requirements for Nominations and Proposals at Stockholder Meetings
Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. Our bylaws also provide that nominations of persons for election to our board of directors may be made at a meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors shall be elected at such meeting, by any stockholder who (i) is a stockholder of record both at the time the notice is delivered and on the record date for the determination of stockholders entitled to vote at the meeting, (ii) is entitled to vote at the meeting and upon such election and (iii) complies with the notice procedures set forth in our bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our company’s certificate of incorporation provides otherwise. Our certificate of incorporation provides that any action required or permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting unless our board of directors approves in advance the action to be taken by written consent and the taking of the action by written consent.
Business Combinations with Interested Stockholders

We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203. However, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that (i) Taglich Private Equity LLC, Taglich Brothers, Inc. and any of their affiliates or associates, including any investment funds or portfolio companies managed by the foregoing, (ii) any other person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of our stock and (iii) any person who would otherwise be an interested stockholder because of a transfer of 5% or more of our outstanding voting stock by any person described in clause (i) or (ii) to such person will be excluded from the “interested stockholder” definition in our certificate of incorporation and will therefore not be subject to the restrictions therein that have the same effect as Section 203.
Requirements for Amendments to our Certificate of Incorporation
Our certificate of incorporation provides that the provisions of our certificate of incorporation relating to the size and composition of our board of directors, limitation on liabilities of directors, stockholder action by written consent, the undesignated preferred stock, business combinations with interested persons, corporate opportunities, amendment of our certificate of incorporation and the Court of Chancery as the exclusive forum for certain disputes, may only be amended, altered, changed or repealed by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our outstanding shares of capital stock entitled to vote thereon, voting together as a single class.
The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that may be offered under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, certificates of designation and bylaws. The terms of our common stock and preferred stock may also be affected by Delaware law.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•
if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

SELLING STOCKHOLDERS
The following table sets forth information as of December 13, 2017 to our knowledge, about the beneficial ownership of our common stock by the selling stockholders both before and immediately after the offering.
 We believe that the selling stockholders have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them unless otherwise indicated.
 The percent of beneficial ownership for the selling stockholders is based on 8,759,376 shares of common stock outstanding as of December 13, 2017. Options and warrants to purchase shares of our common stock held by certain investors that are currently exercisable or exercisable within 60 days of December 13, 2017 are considered outstanding and beneficially owned by such investors for the purpose of computing their respective percentage ownership but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Unless otherwise stated below, to our knowledge, none of the selling stockholders has had a material relationship with us other than as a stockholder at any time within the past three years or has ever been one of our officers or directors.
 Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days, including upon exercise of warrants to purchase shares of our common stock.
 The shares of common stock being offered pursuant to this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock.
 Except as described below, the selling stockholders are neither broker-dealers nor affiliates, as defined in Rule 405, of broker-dealers. The selling stockholders have the right to acquire shares of our common stock from time to time under this prospectus.
 Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares Beneficially Owned Prior to this Offering			Shares Offered by this Prospectus	Shares Beneficially Owned After this Offering(1)
Name of Selling Stockholder	Number		Percent		Number	Percent
Bibicoff Family Trust Dated 05/16/2000 (3)	12,500	(2)	*	12,500	—	*
Terri MacInnis	12,500	(2)	*	12,500	—	*
* Less than 1%.

(1)	Assumes the sale of all shares of common stock offered pursuant to this prospectus.
(2)	Includes warrants to purchase 12,500 shares of our common stock.
(3)	Harvey Bibicoff is the trustee of the Bibicoff Family Trust

PLAN OF DISTRIBUTION

Sales of Securities by the Company
We may sell the securities offered through this prospectus or any applicable prospectus supplement in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters for resale to investors or to the public;

•	to one or more underwriters acting alone for resale to investors or to the public;

•
through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.
Our common stock may be issued upon conversion of preferred stock. Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices. In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will, where applicable, describe, disclose or identify:

•	the terms of the offering;

•	any underwriters, dealers or agents;

•	any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.
Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
We may sell the securities offered through this prospectus directly or through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
We may from time to time engage a firm or firms to act as our agent for one or more offerings of our securities. We sometimes refer to any such agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, than the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on an exchange, or sales made to or through a market maker other than on an exchange. Any such offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock, which are listed on the NYSE American. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Sales of Our Common Stock by Selling Stockholders
As of the date of this prospectus, we have not been advised by any selling stockholder as to any plan of distribution. The selling stockholders may choose not to sell any common stock. The common stock offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling stockholders or their successors, which includes their donees, pledgees, assignees or transferees or other successors-in-interest; or

•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchases of common stock to be made directly or through agents.
The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. If a selling stockholder is a registered broker-dealer, such selling stockholder will be deemed to be an underwriter. If a selling stockholder is deemed to be an underwriter, any profits on the sale of the common stock by the selling stockholder and any discounts, commissions or agent’s commissions or concessions received by such selling stockholder may be deemed to be underwriting discounts and commissions under the Securities Act. If a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.
The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•
through the writing of options (including the issuance by the selling stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under this prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
The selling stockholders may from time to time transfer, pledge, assign or grant a security interest in some or all the shares of common stock respectively owned by them and, if they default in the performance of their secured obligations, the transferees, pledgees, assignees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the transferee, pledgee, assignee or other successors in interest as selling stockholders under this prospectus.
To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders.
Our common stock is listed on the NYSE American under the symbol “BGSF.”

There can be no assurance that the selling stockholders will sell any or all of the common stock under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.
The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

BG Staffing, Inc.
5850 Granite Parkway, Suite 730
Plano, Texas 75024
 (972) 692-2400
Attention: Secretary

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) prior to the termination of the offering:

•	our Annual Report on Form 10-K for fiscal year ended December 25, 2016 filed with the SEC on March 06, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 26, 2017, filed with the SEC on April 27, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 25, 2017, filed with the SEC on July 27, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2017, filed with the SEC on October 30, 2017;

•	our Current Reports on Form 8-K filed with the SEC on April 6, 2017, May 19, 2017, September 22, 2017, and November 3, 2017;

•	our Current Report on Form 8-K/A filed with the SEC on June 16, 2017; and

•	the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on October 22, 2014.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Norton Rose Fulbright US LLP, Dallas, Texas. Any underwriters or agents will be advised about other issues relating to any offering by their own legal counsel name in the applicable prospectus supplement.

EXPERTS
The audited financial statements of BG Staffing, Inc. as of December 25, 2016 and December 27, 2015 and for each of the years in the three year period ended December 25, 2016 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Whitley Penn LLP, independent registered public accountants, upon the authority of said firm as experts in giving said report.

The audited financial statements as of and for the year ended December 31, 2016 of Zycron, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Blankenship CPA Group, P.L.L.C., independent auditors, upon the authority of said firm as experts in giving said report.

Shares
Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners                        Taglich Brothers, Inc.

May , 2018